UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) NOVEMBER 29, 2005

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28252	94-3184303
(Commission File No.)	(IRS Employer Identification No.)

585 Broadway
Redwood City, CA 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 261-5100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). SFAS 123R will require that compensation cost related to share-based payment transactions, including the issuance of stock options, be recognized in the financial statements. BroadVision, Inc. (the “Company”) is required to adopt the revised standard in the first quarter of 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the consolidated statement of income in the financial statements.

In response to the accounting standard referenced above, the Company’s Board of Directors unanimously approved accelerating on November 29, 2005, the vesting of out-of-the-money, unvested stock options held by current employees, including executive officers, and Board members. The acceleration applied only to those options with an exercise price of $1.13 per share or higher. The closing market price of the Company’s common stock on November 28, 2005, the last full trading day before the date of the acceleration, was $0.72 per share. The following table summarizes the options subject to acceleration:

	Aggregate Number of Class A Common Stock Shares Issuable Under Accelerated Stock Options	Weighted Average Exercise Price Per Share
Total Non-Employee Directors	122,181	$2.98
Total Named Executive Officers (1)	391,886	$2.87
Total Directors and Named Executive Officers	514,067	$2.89
Total All Other Employees	644,993	$20.00
Total (2)	1,159,060	$12.41

(1)       Consists of current executive officers named in the Summary Compensation Table in the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission on April 22, 2005.

(2)       The accelerated options represent approximately 22% of total outstanding options.

The decision to accelerate vesting of these options was made to avoid recognizing compensation cost in the statement of income in future financial statements upon the effectiveness of SFAS 123R. It is estimated that the maximum future compensation expense that would have been recorded in the income statement and which will not be recorded, based on the Company’s implementation date for SFAS 123R of January 1, 2006, is approximately $1.1 million. The Company will report the impact of the acceleration in its 2005 financial statements as pro forma footnote disclosures, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: December 9, 2005	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President and Chief Financial Officer